Exhibit 32.2

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Rhowena Blank, the Vice President, Head of Accounting and Operations and principal financial officer of Man Investments (USA) Corp., the Managing Member of Man-AHL 130, LLC (“Man-AHL 130”), certify that (i) the Quarterly Report of Man-AHL 130 on Form 10-Q for the period ending September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Man-AHL 130.

Date: November 13, 2008	By:	/s/ Rhowena Blank
Rhowena Blank
Vice President and Head of Accounting and Operations

E-5